Alico Announces Quarterly Dividend

LaBelle, FL, April 3, 2007 -- Alico, Inc. (NASDAQ:ALCO), a land management company, announced that, at its Board meeting on March 30, 2007, the Board declared a quarterly dividend of $0.275 per share payable to stockholders of record as of June 29, 2007, with payment expected on or about July 16, 2007. Chairman John Alexander said, “The Board is pleased to continue the payment of a quarterly dividend. We appreciate our shareholders and hope that the dividends continue to increase as we execute our business plans and increase our earnings.”

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 137,000 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural and non-agricultural operations. Alico's mission is to grow its earnings and asset values through its agricultural and real estate activities to produce superior long term returns for its shareholders.

For Further Information Contact:

John R. Alexander
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about hopes and desires such as the expressed hope that dividends will continue to increase and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.